UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2016

Wesco Aircraft Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford
Valencia, California 91355
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On October 4, 2016, Wesco Aircraft Hardware Corp. (the “Borrower”), Wesco Aircraft Holdings, Inc. (“Wesco”) and certain of Wesco’s subsidiaries entered into the Fourth Amendment to Credit Agreement (the “Amendment”) to the credit agreement, dated as of December 7, 2012, by and among Wesco, the Borrower, Barclays Bank PLC (“Barclays”), as administrative agent, collateral agent, issuing lender and swingline lender, and the other lenders and agents party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment modifies the Credit Agreement to replace the Borrower’s existing revolving credit facility with a new revolving credit facility in an aggregate principal amount of $180 million (the “Revolving Credit Facility”) and the Borrower’s existing senior secured term loan A facility with a new senior secured term loan A facility in an aggregate principal amount of $400 million (the “Term Loan A Facility”).

The interest rate for the Revolving Credit Facility and the Term Loan A Facility will be based on Wesco’s Consolidated Total Leverage Ratio (as such ratio is defined in the Credit Agreement) as determined in the most recently delivered financial statements, with the respective margins ranging from 2.00% to 2.75% for Eurocurrency loans and 1.00% to 1.75% for alternate base rate (ABR) loans. The Term Loan A Facility amortizes, commencing on December 31, 2016, in equal quarterly installments of 1.25% of the original principal amount of $400 million, with the balance due at maturity. The Revolving Credit Facility and the Term Loan A Facility will mature on October 4, 2021, subject to certain exceptions.

The Amendment also modifies the Credit Agreement to (i) remove the Consolidated Net Interest Coverage Ratio (as such ratio is defined in the Credit Agreement) financial covenant set forth in the Credit Agreement and (ii) modify the Consolidated Total Leverage Ratio levels in the financial covenant set forth in the Credit Agreement to a maximum of 4.50 for the quarters ending September 30, 2016 and December 31, 2016, with step-downs to 4.25 for the quarters ending March 31, 2017 and June 30, 2017, 4.00 for the quarters ending September 30, 2017 and December 31, 2017, 3.75 for the quarters ending March 31, 2018 and June 30, 2018 and 3.50 for the quarter ending September 30, 2018 and thereafter.

The Amendment also provides for additional amendments to the Credit Agreement, including (i) permitting the corporate consolidation of Wesco’s operations in the United Kingdom, (ii) expanding Wesco’s ability to enter into receivables financings, (iii) increasing the maximum amount permitted to be incurred under a Cash-Capped Incremental Facility (as such term is defined in the Credit Agreement) from $100 million to $150 million and providing and (iv) providing increased flexibility for future restructurings.

This summary of the Amendment and the Credit Agreement (as amended by the Amendment) does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description

10.1
Fourth Amendment to Credit Agreement, dated as of October 4, 2016, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., the other subsidiaries party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO AIRCRAFT HOLDINGS, INC.

Date: October 4, 2016	By:	/s/ Richard J. Weller
Richard J. Weller Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Fourth Amendment to Credit Agreement, dated as of October 4, 2016, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., the other subsidiaries party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto.

4